                         IRREVOCABLE PROXY AGREEMENT

     Each undersigned stockholder of IQI, Inc., a New York corporation (the "COMPANY"), hereby irrevocably appoints Michael G. Santry and Matthew Waller, and each of them, or any other designee of ATC Communications Group, Inc., Inc., a Delaware corporation ("BUYER"), the attorneys-in-fact and proxies of such stockholder, each with full power of substitution:

          (a) to attend any meeting (whether annual, special or both) of the stockholders of the Company, including any adjournment or postponement thereof, on behalf of such stockholder, and at such meeting, with respect to all shares of common stock of the Company, $.001 par value per share ("COMPANY COMMON STOCK"), owned by such stockholder on the date hereof or acquired hereafter that are entitled to vote at such meeting or over which such stockholder has voting power (and any and all shares of common stock of the Company or other securities issued on or after the date hereof in respect of any of such shares), including, without limitation, the shares of Company Common Stock indicated following such stockholder's signature at the end of this proxy:

               (i) to vote in favor of the Merger (as such term is defined in the Agreement and Plan of Merger (the "MERGER AGREEMENT") among the Company, Buyer and ATC Merger Sub, Inc. Acquisition Corp., a New York corporation and wholly-owned subsidiary of Buyer ("SUB"), dated as of the date hereof) as set forth in the Merger Agreement or on substantially the same terms, and otherwise to act with respect to such shares as each such attorney and proxy or his substitute shall deem necessary or appropriate for such purpose;

               (ii) to vote and otherwise act with respect to such shares in such manner as each such attorney and proxy or his substitute shall deem proper, with respect to (x) proposals or offers (other than the Merger) relating to (1) any proposed sale, lease or other disposition of all or a substantial amount of the assets of the Company or any of its subsidiaries, (2) any proposed merger, consolidation or other combination of the Company or any of its subsidiaries with any other entity other than Buyer or a subsidiary of Buyer, (3) any sale, lease or other disposition of the shares of any subsidiary of the Company,
          (4) any other proposed action of the Company or any of its subsidiaries requiring stockholder approval that would conflict with or violate the Company's representations, warranties, covenants or obligations under the Merger Agreement, adversely affect the Company's ability to consummate the transactions contemplated by the Merger Agreement or otherwise impede, interfere with or discourage the Merger (each of the actions described in (1) through (4) above, an "ACQUISITION PROPOSAL"), and (y) any procedural matters presented at any such meeting at which any action is scheduled to be taken with respect to the Merger or any Acquisition Proposal;

          (b) to execute and deliver one or more consents in writing (pursuant to the New York Business Corporation Law (the "NYBCL")) in lieu of such meeting or adjournment thereof;

          (c) if no such meeting of stockholders is scheduled in accordance with the Merger Agreement, or any such meeting is canceled or adjourned, and no action is taken by written consent in lieu thereof, to call a special meeting of the stockholders of the Company or to act by written consent for the purpose of (i) approving the Merger or any action with respect thereto or (ii) taking action with respect to any Acquisition Proposal; and

          (d) to waive for the term of this proxy any and all rights of such stockholder to exercise any rights as an objecting or dissenting stockholder to the Merger under the NYBCL.

     Each undersigned stockholder agrees (a) (i) to take all action necessary to call or cause the Company to call a meeting of the stockholders of the Company, to be held no later than forty-five days after the date on which the Registration Statement on Form S-4 with respect to the shares of Buyer common stock, $.01 par value per share ("BUYER COMMON STOCK"), to be issued in the Merger is declared effective, for the purpose of approving the Merger, and shall use its best efforts to cause such meeting to be held on its scheduled date, or (ii) to take such action by written consent in lieu thereof as is necessary to effect such approval; (b) not to deposit any of its shares of Company Common Stock into a voting trust or enter into a voting agreement with respect to such shares; (c) not to sell, transfer or otherwise dispose of or pledge or otherwise encumber any shares of Company Common Stock or options or warrants to purchase such shares owned by such stockholder, unless the purchaser or transferee of such shares or rights agrees in writing (a copy of which shall be delivered by such stockholder to Buyer) prior to such sale, transfer or disposition to be bound by and subject to the provisions contained in this Proxy Agreement; and (d) not, in its capacity as stockholder, to actively approach any third party regarding any Acquisition Proposal.

     Each undersigned stockholder affirms that this Proxy Agreement is issued in connection with the Merger Agreement to facilitate the transactions contemplated thereunder and in consideration of Buyer entering into the Merger Agreement and as such is coupled with an interest and is irrevocable. This Proxy Agreement will terminate upon the earlier to occur of (a) the closing of the transactions described in the Merger Agreement or (b) the termination of the Merger Agreement in accordance with its terms. For purposes of this Proxy Agreement, any notice of any stockholders' meeting and any written consent shall be deemed delivered to such attorneys and proxies and their substitutes when delivered to Buyer in accordance with the Merger Agreement, and any written consent shall be deemed delivered to the Company when delivered to it in accordance with the Merger Agreement.

     By execution and delivery of this Proxy Agreement to the designees of Buyer, each undersigned stockholder confirms that such stockholder has received a copy of a substantially final form of the Merger Agreement, and that all other information deemed necessary by such stockholder concerning the Merger, the Merger Agreement and the transactions contemplated thereunder or any other matters considered by such stockholder to be relevant to the decision to execute this Proxy Agreement has been made available to such stockholder.

     All authority herein conferred or agreed to be conferred shall survive the death, dissolution, liquidation or incapacity of any undersigned stockholder and any obligation of any undersigned stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of such undersigned stockholder. This Proxy Agreement revokes any and all other proxies and options heretofore granted by each and any undersigned stockholder to vote or otherwise to act with respect to any of the shares to which this Proxy Agreement relates. No undersigned stockholder will give any subsequent proxy or option (any such proxy or option if given will be deemed not to be effective) with respect to such shares that purports to grant authority within the scope of authority hereby conferred, except on the express condition that such proxy or option shall not be effective unless and until this Proxy Agreement shall have terminated in accordance with its terms.

     Each undersigned stockholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Proxy Agreement by it and that any such breach would cause Buyer and Sub irreparable harm. Accordingly, each undersigned stockholder agrees that in the event of any breach or threatened breach of this Proxy Agreement, Buyer, in addition to any other remedy available at law or in equity, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

     The invalidity or unenforceability of any provision of this Proxy Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Proxy Agreement in such jurisdiction, or the validity or enforceability of any provision of this Proxy Agreement in any other jurisdiction.

     THIS PROXY AGREEMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     Each undersigned stockholder represents and warrants that, as of the date hereof, such stockholder owns or possesses voting power with respect to the number of shares of Company Common Stock set forth such stockholder's name below, free and clear of all liens, claims and encumbrances of any kind.

     This Proxy Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                 [remainder of page intentionally left blank]

Dated to be effective as of March ___, 1998.


                              ---------------------------------


                              By:
                                  -----------------------------
                              Its:
                                   ----------------------------
                              Shares of Common Stock:
                                                      ---------


                              ---------------------------------


                              By:
                                  -----------------------------
                              Its:
                                   ----------------------------
                              Shares of Common Stock:
                                                      ---------


                              ---------------------------------


                              By:
                                  -----------------------------
                              Its:
                                   ----------------------------
                              Shares of Common Stock:
                                                      ---------